SEPARATION AND RELEASE AGREEMENT

This Release Agreement (the "Agreement") is entered into by and between JOLIE KAHN ("Consultant") and AVAX ONE TECHNOLOGY LTD. (formerly AgriForce Growing Systems, Ltd.) ("Company").

WHEREAS, Consultant and Company are parties to that certain Consulting Agreement dated November 1, 2025, as amended by that certain Addendum thereto dated the same date (the "Consulting Agreement") pursuant to which Consultant was engaged by Company to provide services as set forth in the Consulting Agreement;

WHEREAS, Consultant and Company desire to terminate the Consulting Agreement and Consultant's services thereunder effective July 3, 2026 (the "End Date");

NOW, THEREFORE, the parties hereby agree as follows:

1. Termination of Engagement. Consultant acknowledges and agrees that Consultant's engagement by Company and/or any of its affiliates terminated effective as of the End Date. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Consulting Agreement.

2. Release.

(a) General Release of Claims. In exchange for the consideration set forth in Section 4 below, Consultant hereby unconditionally and irrevocably releases, waives, discharges and gives up, to the full extent permitted by law, any and all Claims (as defined below) that Consultant has or may have against any of the Released Parties (as defined below), arising on or prior to the date of Consultant's execution and delivery of this Agreement, including Claims of which Consultant is not aware and those not mentioned in this Agreement.

For purposes of the foregoing:

(i) "Claims" means any and all actions, charges, controversies, demands, causes of action, suits, rights, and/or claims whatsoever for debts, sums of money, wages, salary, severance pay, transition assistance, special pay, commissions, fees, bonuses, unvested stock options, vacation pay, sick pay, fees and costs, attorneys' fees, losses, penalties, damages, including damages for pain and suffering and emotional harm, arising, directly or indirectly, out of any promise, agreement, offer letter, contract, understanding, common law, tort, the laws, statutes, and/or regulations of the States of New York, Florida, or any other state and the United States, whether arising directly or indirectly from any act or omission, whether intentional or unintentional.

(ii) "Released Parties" means Company, together with its past, present and future direct and indirect subsidiaries, affiliated entities, related companies and divisions and each of their respective past, present and future officers, directors, employees, shareholders, trustees, members, partners, attorneys and agents (in each case, individually

and their official capacities), and each of their respective employee benefit plans (and such plans' fiduciaries, agents, administrators and insurers, in their individual and their official capacities), as well as any predecessors, future successors or assigns or estates of any of the foregoing.

3. No Pending Claims. Consultant represents and warrants that Consultant (i) has no charges, lawsuits, or actions pending in Consultant's name against any of the Released Parties relating to any claim that has been released in this Agreement, and (ii) has not assigned or transferred to any third party any right or claim against any of the Released Parties that Consultant has released in this Agreement.

4. Consideration. As good and sufficient consideration for Consultant's execution and delivery of this Agreement, Company shall:

(a) pay Consultant a lump sum payment equal to the Monthly Fees (as defined in the Consulting Agreement) for the remainder of the Term (as defined in the Consulting Agreement), in the amount of $160,000, within ten (10) business days after this Agreement becomes effective;

(b) maintain Consultant on the Company's medical insurance plan through December 31, 2026; and

(c) grant common shares of the Company (the "Common Stock") to Consultant having a fair market value of $250,000 based on the closing price per share of the Common Stock on the End Date or the date this Release Agreement becomes effective, whichever price is greater.

5. Investment Purpose. Consultant represents that the shares of Common Stock issued to Consultant pursuant to this Agreement are acquired for investment for Consultant's own account and not with a view to resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such shares of Common Stock within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Consultant shall not sell, transfer or otherwise dispose of such shares unless they are either (a) registered under the Securities Act and all applicable state securities laws, or (b) exempt from such registration in the opinion of Company counsel.

6. Issuance of Shares. Consultant acknowledges and agrees that the shares of Common Stock may be issued as a book entry with the Company's transfer agent and that no physical certificates need be issued.

7. Restrictive Legend; Rule 144; Stop-Transfer Orders.

(a) Consultant understands and agrees that the Company shall place the legends set forth in paragraph (b) below or similar legends on any stock certificate(s) or book-entry statement(s) evidencing the shares of Common Stock together with any other legends that may be required by state or federal securities laws, the Company's Articles of Incorporation or Bylaws, any other agreement between Consultant and the Company, or any agreement between Consultant and any third party.

(b) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(c) Consultant understands that Rule 144 under the Securities Act ("Rule 144") may indefinitely restrict transfer of the Common Stock if Consultant is an "affiliate" of the Company (as defined in Rule 144), or for up to one (1) year if "current public information" about the Company (as defined in Rule 144) is not publicly available regardless of whether Consultant is an affiliate of the Company.

(d) Consultant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(e) The Company shall not be required: (i) to transfer on its books any shares of Common Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such shares of Common Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.

8. Taxes. Consultant acknowledges that the shares of Common Stock will be included in Consultant's taxable income for 2026. The Company will issue Consultant a Form 1099 in January 2027 reporting the amount of such income, which shall be based on the closing price per share of the Common Stock on the date of issuance of such shares.

9. No Other Pay or Benefits. Consultant acknowledges and agrees that Consultant has received all payments due to Consultant under the Consulting Agreement up through and including the End Date. Consultant acknowledges and agrees that, except for Company's obligation to provide the consideration specifically provided in Section 4, Consultant is entitled to no other payments, benefits or remuneration and the Released Parties have no further obligations to Consultant whatsoever arising out of Consultant's engagement with Company or otherwise.

10. Surviving Obligations. Consultant acknowledges and agrees that the following sections of the Consulting Agreement shall survive the termination of the Consulting Agreement (the

"Surviving Provisions"): Section 4 (Confidentiality), Section 5 (Intellectual Property), Section 6 (Non-Competition; Non-Solicitation; Non-Disparagement), Section 8 (Return of Materials), Section 9 (Indemnification and D&O Insurance), as well as Sections 11, 12, 14, 15, 16, and 17 thereof.

11. Cooperation. Consultant agrees, upon Company's request, to reasonably cooperate in any Company business matter, investigation, litigation, arbitration, or regulatory proceeding regarding events that occurred during Consultant's engagement by Company. Consultant will make herself reasonably available in a timely manner to consult with Company's counsel, to provide information, and to appear to give testimony. Company will reimburse Consultant for reasonable out-of-pocket expenses Consultant incurs in extending such cooperation, so long as Consultant provides advance written notice of Consultant's request for reimbursement and provides satisfactory documentation of the expenses. Nothing in this section is intended to, and shall not, restrict or limit Consultant from providing truthful information in response to a subpoena, other legal process or valid governmental inquiry.

12. No Admission. Nothing contained in this Agreement will constitute or be treated as an admission by Consultant, the Company or any of the other Released Parties of any liability, wrongdoing or violation of law.

13. Miscellaneous.

(a) This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter of this Agreement and, except for the Surviving Provisions, supersedes all prior agreements and understandings between the parties regarding the matters herein discussed. This Agreement may not be modified or changed except by a written instrument executed by all parties. This Agreement shall inure to the benefit of and be binding upon the successors and personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees of the parties hereto.

(b) If any provision in this Agreement is held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement will remain in full force and effect and the invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal and enforceable to the maximum extent permitted by law.

(c) Consultant and Company shall each bear their own costs, fees (including, without limitation, attorneys' fees) and expenses in connection with the negotiation, preparation and execution of this Agreement. Given the full and fair opportunity provided to each party to consult with their respective counsel regarding terms of this Agreement, ambiguities shall not be construed against either party by virtue of such party having drafted the subject provision.

(d) This Agreement and any and all matters arising directly or indirectly herefrom shall be governed under the laws of the State of New York without reference to choice of law rules. Company and Consultant consent to the sole jurisdiction of the federal and state courts of New York. COMPANY AND CONSULTANT HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY IN ANY ACTION CONCERNING THIS AGREEMENT OR ANY AND ALL

MATTERS ARISING DIRECTLY OR INDIRECTLY HEREFROM, AND REPRESENT THAT THEY HAVE CONSULTED WITH COUNSEL OF THEIR CHOICE OR HAVE CHOSEN VOLUNTARILY NOT TO DO SO SPECIFICALLY WITH RESPECT TO THIS WAIVER.

(e) You reaffirm your obligations under Section 8 of the Consulting Agreement and represent and confirm that you have returned to the Company any and all Company documents, materials and information (whether in hardcopy, on electronic media or otherwise) related to Company's or its affiliates' businesses and/or containing any non-public information concerning the Company or any of its affiliates or their respective clients, as well as all equipment, keys, access cards, credit cards, computers, computer hardware and software, sales and promotional materials, contact and client lists, files, notes, drawings, business plans and forecasts, financial information, electronic devices, automobiles and any other Company, affiliate, or client property in your possession, custody or control. You also represent and warrant that you have not retained copies of any of the Company's or its affiliates' or clients' documents, materials or information (whether in hardcopy, on electronic media or otherwise). You also agree that you will disclose to the Company all passwords necessary or desirable to enable the Company to access all information which you have password-protected on any of its computer equipment or on its computer network or system.

(f) Captions and section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

14. Opportunity For Review. Consultant represents and warrants that Consultant:

- has had sufficient opportunity to consider this Agreement;
- has carefully read this Agreement and understands all of its terms;
- has entered into this Agreement of Consultant's own free will and volition and that, except for the promises expressly made by the Company in this Agreement, no other promises or agreements of any kind have been made to Consultant by any person or entity whatsoever to cause Consultant to sign this Agreement;
- understands that Consultant is responsible for Consultant's own attorneys' fees and costs;
- has been advised and encouraged by the Company to consult with Consultant's own independent counsel before signing this Agreement;
- has had the opportunity to review this Agreement with counsel of Consultant's choice or have chosen voluntarily not to do so; and
- understands that this Agreement is valid, binding, and enforceable against Consultant and the Company according to its terms.

[Signature Page Follows]

This Agreement may be signed in counterparts, each of which when so signed and delivered shall be deemed an original instrument without the production of any other counterpart. Any signature delivered by facsimile, electronic signature or PDF shall be deemed to be an original signature thereto.

Agreed to and accepted on this 5th day of July, 2026.

CONSULTANT:

DocuSigned by:
JOLIE KAHN
B036CC85D2A4454...
JOLIE KAHN

Agreed to and accepted on this 5th day of July, 2026.

COMPANY:

AVAX ONE TECHNOLOGY LTD.

BY: Signed by: Matt Zhang
715C07206C2B4B8...